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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the JDS Uniphase Corporation 1998 Employee Stock Purchase Plan of our report dated July 24, 2000, with respect to the consolidated financial statements and schedule of JDS Uniphase Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                                          /s/  Ernst & Young LLP


San Jose, California
January 12, 2001